UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2015

Oxford City Football Club, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

As previously reported, on September 23, 2013, Oxford City Football Club, Inc. (the “Company”) entered into an equity purchase agreement (the “EPA”) with Tarpon Bay Partners LLC, a Florida limited liability company (“Tarpon”), whereby Tarpon agreed purchase up to $15,000,000 of the Company’s common stock, to be registered in a Form S-1 registration statement. Also as part of the EPA, the Company issued a promissory note (the “Note”) to Tarpon for $125,000, with 10% interest. On April 27, 2015, the parties entered into a Debt Amendment concerning the Note.

On June 15, 2015, however, the Company and Tarpon entered into release agreement (the “Agreement”) and agreed to terminate the EPA, the Note and Debt Amendment. As consideration, the Company agreed to issue to Tarpon 6,147,831 shares of its common stock and a warrant to purchase 3,852,169 shares of its common stock. The parties further agreed to a mutual release of claims.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth above in Item 1.01 is incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 is incorporated herein by reference.

The issuance of the shares is exempt from registration in reliance upon Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Agreement, dated June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero
Thomas Guerriero
Chief Executive Officer
Date: June 17, 2015